UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

FOUNDER SPAC

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40910	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11752 Lake Potomac Drive

Potomac MD, 20854

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (240) 418-2649

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	FOUNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	FOUN	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	FOUNW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forward Purchase Agreement

On August 4, 2022, Founder SPAC (the “FOUN”) and ACM ARRT F LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to purchase (a) Class A ordinary shares, par value $0.0001 per share, of FOUN (the “Shares”) after the date of the Forward Purchase Agreement from holders of Shares (other than FOUN or affiliates of FOUN) who have elected to redeem Shares (such purchased Shares, the “Recycled Shares”) pursuant to the redemption rights set forth in FOUN’s amended and restated memorandum and articles of association (the “Governing Documents”) in connection with the Business Combination (such holders, “Redeeming Holders”) and (b) Shares in an issuance from FOUN at a price per Share equal to the Per-Share Redemption Price (as set forth in Section 1.1 of the Governing Documents) (such Shares, the “Additional Shares” and, together with the Recycled Shares, the “Subject Shares”). In addition, Seller has agreed to purchase 1,000,000 Shares from Redeeming Holders (the “Separate Shares”). The aggregate total Subject Shares will be 15,000,000 (the “Maximum Number of Shares”). Seller also may not beneficially own greater than 9.9% of the Shares on a post-combination pro forma basis. Seller has agreed to waive any redemption rights with respect to any Subject Shares and Separate Shares in connection with the Business Combination. Such waiver may reduce the number of Shares redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

The Forward Purchase Agreement provides that not later than one local business day following the closing (“Closing”) of the proposed business combination (the “Business Combination”) with Rubicon Technologies, LLC (“Rubicon”), FOUN will pay to Seller, out of funds held in FOUN’s trust account, (a) an amount (the “Prepayment Amount”) equal to (x) the Per Share Redemption Price (the “Initial Price”) multiplied by the number of Subject Shares on the date of such prepayment, less (y) 50% of the product of the Subject Shares on the date of such prepayment multiplied by $1.33 (the “Prepayment Shortfall”) and (b) an amount equal to the product of the Separate Shares multiplied by the Per-Share Redemption Price.

From time to time following the Closing, Seller, in its discretion, may sell the Subject Shares in an aggregate amount with net proceeds (including commissions) equal to the Prepayment Shortfall (the “Shortfall Sales”) without payment to FOUN of a Forward Price. FOUN shall be entitled to 50% of such net proceeds (including commissions) from the Shortfall Sales, which shall be paid in cash to FOUN following the sale of the Shortfall Sales. In connection with all Shortfall Sales, FOUN will be obligated to issue additional Shares to Seller equal to the number of Shares sold pursuant to such Shortfall Sale (the “Reissued Shares”). with such Reissued Shares to be registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to terms to be mutually agreed to between FOUN and Seller.

Seller may, in its discretion, sell Subject Shares, the effect of which is to terminate the Forward Purchase Agreement in respect of such Subject Shares sold (the “Terminated Shares”). FOUN shall be entitled to proceeds from such sales of Terminated Shares (other than any Subject Shares sold in Shortfall Shares) equal to the product of (x) the number of Terminated Shares multiplied by (y) the Forward Price. Following the Closing, the “Forward Price” will initially be the Per-Share Redemption Price, but will be adjusted on a monthly basis to the lower of (a) the then-current Forward Price, (b) the Per-Share Redemption Price, and (c) the volume weighted average price (“VWAP”) price of the last trading day of the prior month, but not lower than $6.00; provided, however, that if FOUN offers and sells Shares, or currently outstanding or future issued securities are exercised or converted, at a price lower than then then-current Forward Price (the “Offering Price”), but excluding certain issuances, then the Forward Price shall be adjusted to the Offering Price.

In the event that VWAP price per Share (a) within the first 90 days following Closing, is less than $3.00 per Share 20 trading days during any 30 trading day period or (b) from the 91st day following the Closing, is less than $5.00 per Share 20 trading days during any 30 trading day period, then Seller may accelerate the maturity date, which otherwise will be the third anniversary of the closing of FOUN’s Business Combination. Upon the occurrence of the Maturity Date, FOUN is obligated to pay to Seller an amount equal to the product of (a) (x) the Maximum Number of Shares, less (y) the number of Terminated Shares, plus (z) Shortfall Shares that constitute Terminated Shares, multiplied by (b) $2.00 (the “Maturity Consideration”). The Maturity Consideration shall be payable by FOUN as equity, issued in Shares, with a per Share issue price based on the average daily VWAP Price over 30 Scheduled Trading Days commencing on (i) the Maturity Date to the extent the Shares used to pay the Maturity Consideration are freely tradeable by Seller, or (ii) if not freely tradeable by Seller, the date on which the Shares used to pay the Maturity Consideration are registered under the Securities Act and delivered to Seller, which will be payable on a net basis with Shares the Seller continues to hold at the Maturity Date.

Seller’s obligations to FOUN under the Forward Purchase Agreement are secured by perfected liens on (i) the proceeds of any sale or other disposition of the Subject Shares and (ii) the deposit account (the “Deposit Account”) into which such proceeds are required to be deposited. The Deposit Account will be subject to a customary deposit account control agreement in favor of FOUN.

The Forward Purchase Agreement may be terminated if any of the following events occurs (a) failure to consummate the Business Combination within two weeks of the date of the Forward Purchase Agreement, (b) termination of the Business Combination, (c) occurrence of a material adverse change (as detailed in the Forward Purchase Agreement and (d) receipt by FOUN of less than $100 million in proceeds pursuant to the Subscription Agreements, dated as of December 15, 2021, entered into by FOUN and certain investors. Upon such a termination event, a breakup fee is payable equal to (w) $5,000 in structuring fees, (x) $500,000, (y) up to $75,000 in legal fees, and (z) costs and expenses incurred in connection with the acquisition of Subject Shares in an amount not to exceed $0.10 per Share.

The description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Forward Purchase Agreement is incorporated by reference herein. The securities of FOUN that may be issued in connection with the Forward Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 5, 2022, the Company issued a press release announcing its entry into the Forward Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Forward Purchase Agreement, dated August 4, 2022, by and between ACM ARRT F LLC and Founder SPAC.
99.1	Press Release, dated August 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDER SPAC

	By:	/s/ Osman Ahmed
	Name:	Osman Ahmed
	Title:	Chief Executive Officer
Date: August 5, 2022

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